                                                                   Exhibit 10.9

                   RIVERSIDE COUNTY SUPERINTENDENT OF SCHOOLS
                       3939 Thirteenth Street/P.O. Box 868
                           Riverside, California 92505

                                 MASTER CONTRACT
               FOR NONPUBLIC, NON SECTARIAN SCHOOL AGENCY SERVICES
                     (Education Code Sections 56365 et seq.)


         This Agreement, made and entered into this 8th day of August, 1997, between DALE S. HOLMES, Riverside County Superintendent of Schools, hereinafter referred to as the "SUPERINTENDENT," and Advocate Schools, hereinafter referred to as the "CONTRACTOR" for the purposes of providing special education or related services to individuals with exceptional needs under the authorization of Education Code Sections 56366.5 and 56740; and

         The SUPERINTENDENT determined that the need for such services exists; CONTRACTOR is a nonpublic school or agency holding all required certificates and licenses; and that CONTRACTOR is capable of and willing to provide such services;

         In consideration of the mutual promises contained herein, it is mutually agreed between the parties as follows:

1. INDEPENDENT CONTRACTOR STATUS: This contract is by and between two independent agents and is not intended to and shall not be construed to create the relationship of agent, servant, employee, partnership, joint venture or association.

2. For the purpose of this contract, a parent is the natural parent, legal guardian or surrogate.

3. CONTRACTOR shall provide appropriately credentialed teachers or licensed personnel consistent with the California Administrative Code, Title 5, the California Education Code and SUPERINTENDENT requirements, as specified, to provide service(s) to pupils under this general contract, unless a written waiver has been granted by the Superintendent of Public Instruction. CONTRACTOR shall be responsible for verification of credentials and licenses held by its employees, agents and subcontractors. Credentials shall be on file at SUPERINTENDENT'S office.

         CONTRACTOR shall immediately notify SUPERINTENDENT and provide copies of appropriate credential(s) and/or license(s) if change of staff occurs which directly affects the pupils.

4. SUPERINTENDENT shall provide CONTRACTOR with copy of each pupil's Individualized Education Program. SUPERINTENDENT will provide pupils a program of instruction within the nonpublic school or agency which is consistent with each pupil's Individualized Education Program as specified in the Individual Service Contract/Agreement. The program of instruction shall be described in writing by CONTRACTOR and a copy provided to SUPERINTENDENT prior to the effective date of this contract.

5. CONTRACTOR shall allow periodic monitoring of the pupil's instructional program by SUPERINTENDENT and shall be invited to participate in the review of the pupil's progress by the SUPERINTENDENT. Representatives of SUPERINTENDENT shall have access to observe the pupil at work, to monitor the instructional setting, to interview CONTRACTOR, and to review the pupil's progress. CONTRACTOR agrees that SUPERINTENDENT representative may make unannounced monitoring visits upon presentation of identification at site office.

6. GRADUATION REQUIREMENTS: If the pupil is of secondary school age, the SUPERINTENDENT will list the course requirements to be satisfied by the CONTRACTOR leading toward graduation and specify levels of proficiency in basic skills as measured by SUPERINTENDENT approved proficiency tests.

7. CONTRACTOR will provide for reasonable parental visits to all the school facilities including, but not limited to, the instructional setting attended by the pupil, school and recreational activity areas and pupil's living quarters.

8. CONTRACTOR'S operating programs with residential components shall cooperated with parent's reasonable requests for pupil visits in their home including, but not limited to, holidays and weekends.

9. Progress reports and other data required for review shall be sent by CONTRACTOR to SUPERINTENDENT no later than (see student's Individualized Education Program).

         An updated report shall be submitted if there is no current progress report when pupils are scheduled for a review by the SUPERINTENDENT'S Individualized Education Program team or when a pupil is terminated.

10. CONTRACTOR agrees to provide a written accident report to the SUPERINTENDENT when a pupil has suffered an injury that requires medical attention.

11. CONTRACTOR shall immediately report to SUPERINTENDENT, if a pupil is removed from school by the parent, or if the pupil absents himself from school without permission.

12. In the event of five (5) consecutive days of a pupil's excused absence, CONTRACTOR shall immediately notify SUPERINTENDENT thereof in writing. SUPERINTENDENT shall not be responsible for any payment of more than five (5) consecutive days of excused absence unless a written time extension is granted by SUPERINTENDENT; and in no event shall SUPERINTENDENT be responsible for any payment of more than ten (10) consecutive days of excused absence. This applies only to the basic education program. SUPERINTENDENT shall be responsible for payment of nly the first day of related services (including transportation) in the event of consecutive days of excused absence. The one day payment only applies to the first day of a pupil's excused absence. SUPERINTENDENT shall not be responsible for any payment of a pupil's absence due to he/she being placed in juvenile hall or temporarily placed out of the home by a state agency (other than educational).

13. CHANGE OF RESIDENCE: CONTRACTOR shall notify SUPERINTENDENT in writing of pupil's changes of residence within three (3) days after CONTRACTOR becomes aware of said change. CONTRACTOR shall notify parents in writing of their obligation to notify CONTRACTOR of changes of pupil's residence. If CONTRACTOR neglects to follow these procedures, costs for services delivered after CONTRACTOR becomes aware of a pupil's change of residence to another SUPERINTENDENT shall be assumed by CONTRACTOR.

14. CONTRACTOR assures SUPERINTENDENT that it does not discriminate on the basis of race, religion, sex, national origin, age or disability in employment or operation of its programs.

15. No charge of any kind to parents shall be made by SUPERINTENDENT for mandated educational and designated instruction and services, including screening or interviews which may occur prior to a pupil's enrollment, under the terms of this contract.

16. CONTRACTOR shall keep attendance of each pupil daily and shall report attendance monthly to SUPERINTENDENT. Such attendance shall be kept on attendance registers approved by SUPERINTENDENT and the original and copies of such registers shall be filed with monthly invoices to SUPERINTENDENT within thirty (30) days of the close of the school month. Separate attendance registers must be submitted for all related services as specified on Individualized Education Program. Original attendance registers submitted to the SUPERINTENDENT with invoices for payment must be completed by the service provider whose signature must appear on said register. CONTRACTOR is responsible for verifying accuracy of said registers and for informing service providers of their personal responsibility for the completion and accuracy of said attendance registers.

         CONTRACTOR shall permit SUPERINTENDENT representatives, upon reasonable notice, to meet with staff of CONTRACTOR for the purpose of auditing attendance reporting.

17. A unit of service for payment purposes is equivalent to one day of attendance or excused absence as defined in Education Code Section 46010. SUPERINTENDENT shall not be responsible for payment of services for days on which a pupil's attendance or absence does not qualify for reimbursement under state law. Per diem rates for pupils whose Individualized Education Programs authorize less than a full instructional day may be adjusted.

18. RATE SCHEDULE: Educational service(s) offered by CONTRACTOR in accordance with the Individualized Educational Program and the charges for such service(s) during the term of this contract, shall be as follows:

a.     Basic Education Program                               Rate                      Period
                                                                                      (Specify)
       Education Program                                   $119.75          per          day
                                                           -------                       ---
b.     Related Services                                                     per
       ----------------                              --------------------        --------------------
       (1) *Transportation                                                  per
                                                     --------------------        --------------------
       (2)    (a) Counseling - Group                                        per
                                                     --------------------        --------------------
              (b) Counseling - Individual                                   per
                                                     --------------------        --------------------
       (3)    Adapted Physical Education                                    per
                                                     --------------------        --------------------
       (4)    Language/Speech Therapy                     NTE $80.00        per          hour
                                                          ----------                     ----
       (5)    Room and Board                                                per
                                                     --------------------        --------------------
       (6)    Occupational Therapy                         $100.00          per          hour
              -------------------------------------        -------                       ----
       (7)    One-on-One Aide                               $88.56          per           day
              -------------------------------------         ------                        ---
       (8)    Speech Evaluation                           NTE$240.00        per      3 hour period
              -------------------------------------       ----------                 -------------


       *TRANSPORTATION


              1-20       Miles         $13.62
             21-35       Miles         $24.10
             36-50       Miles         $30.97
             51-75       Miles         $48.20
             76-95       Miles         $64.53
            96-120       Miles         $70.67
           121-171       Miles         $80.16
           172-220       Miles        $108.20

         TRANSPORTATION OF STUDENTS WITH UNEXCUSED OR TRUANT ABSENCES WILL BE REIMBURSED AT 50% OF THE DAILY TRANSPORTATION RATE FOR NO MORE THAN FIVE (5) CONSECUTIVE DAYS OF UNEXCUSED OF TRUANT ABSENCES. IN NO EVENT SHALL SUPERINTENDENT BE RESPONSIBLE FOR PAYMENT FOR MORE THAN FIVE (5) CONSECUTIVE DAYS OF UNEXCUSED OR TRUANT ABSENCES.

         NOT TO EXCEED 215 DAYS

19. In no event shall the total dollar amount of this contract exceed the sum of $6,724,000.00.

20. PAYMENT DEMAND: CONTRACTOR shall submit written demand monthly for payment. Said demand shall be made in the manner prescribed by the SUPERINTENDENT. CONTRACTOR shall submit said demands for payment for services rendered no later than thirty (30) days from the end of the attendance accounting period in which said services are actually rendered. Upon approval of said payment demand, SUPERINTENDENT shall make payment in an amount equal to the number of creditable days of attendance multiplied by the agreed upon unit amount. Payment shall be made within forty-five (45) days of receipt by the SUPERINTENDENT of invoices properly submitted.

21. RIGHT TO WITHHOLD: SUPERINTENDENT has the right to withhold payment to CONTRACTOR when, in the opinion of SUPERINTENDENT expressed in writing within ten (10) days to CONTRACTOR:

          a. CONTRACTOR'S performance, in whole or in part, either has not been carried out or is insufficiently documented;

          b. CONTRACTOR has neglected, failed or refused to furnish information or to cooperated with the inspection, review or audit of its program, work or records;

          c. When service is provided by personnel who are not appropriately credentialed/licensed or whose credential(s)/license(s) are not on file as specified in paragraph 3 of this contract;

          d. When properly submitted payment demand is not received by SUPERINTENDENT with thirty (30) days from the end of the attendance accounting period.

         In the event of such an expression of opinion by SUPERINTENDENT, CONTRACTOR shall have fourteen (14) days from date of receipt of said writing hereinabove referred to, to correct such deficiency. Upon written request from SUPERINTENDENT documenting reasonable justification, SUPERINTENDENT shall agree to an extension of an additional fourteen (14) days for correction.

22. NOTICES: All notices provided for in this contract shall be in writing and shall be delivered by certified or registered mail, postage prepaid. Notices to Superintendent shall be mailed to address on first page of this contract. The effective date of notice shall be the date of receipt by addressee.

23. DISPUTES: Disagreements between SUPERINTENDENT and CONTRACTOR concerning the meaning, requirements, or performance of this contract shall be submitted to the State Superintendent of Public Instruction. The determination of the Superintendent of Public Instruction shall be made in writing and shall be binding upon both parties.

24. SUBCONTRACT AND ASSIGNMENT: CONTRACTOR shall not enter into subcontracts for any of the work contemplated under this contract without first obtaining written approval from SUPERINTENDENT. Such approval shall be attached and made a part of this contract. Subcontracts may be entered into only with nonpublic agencies certified by the California State Department of Education. This contract binds the heirs, successors, assignees and representative of CONTRACTOR.

25. INSURANCE: During the entire term of this contract and any extension or modification thereof, CONTRACTOR shall keep in effect a policy or policies of liability insurance, including coverage of owned and non-owned automobiles of a least $1,000,000 per occurrence, for all damages arising out of death, bodily injury, sickness or disease from any one accident or occurrence, and $1,000,000 for all damages and liabilities arising out of injury to or destruction of property for each accident or occurrence. Not later than the effective date of this contract, CONTRACTOR shall provide SUPERINTENDENT with satisfactory evidence of insurance, naming the SUPERINTENDENT as additional insured, including a provision for a twenty (20) calendar day written notice to SUPERINTENDENT before cancellation or material change, evidencing the above specified coverage. The SUPERINTENDENT shall at its own cost and expense procure and maintain insurance under the Worker's Compensation Law of California.

26. COMPLIANCE WITH LAWS: During the term of this agreement, CONTRACTOR shall comply with all applicable federal, state, State Board of Education, and local statutes, laws, ordinance, rules and regulations relating to the required special education services and facilities for individuals with exceptional needs.

27. AUDIT EXCEPTIONS: CONTRACTOR agrees to accept responsibility for receiving, replying to, and/or complying with, any audit exceptions by appropriate state or federal audit agencies occurring as a result of the CONTRACTOR'S performance of this contract. CONTRACTOR also agrees to pay SUPERINTENDENT within thirty (30) days of demand by SUPERINTENDENT the full amount of SUPERINTENDENT'S liability to the state, if any, resulting from any audit exceptions, to the extent such are attributable to CONTRACTOR'S failure to perform properly any of its obligations under this contract.

28. INSPECTION AND AUDIT: CONTRACTOR shall provide access to or forward copies of any books, documents, papers, reports, records or other matter relating to the contract upon request by the SUPERINTENDENT except as otherwise provided by law.

29. INDEMNIFICATION: CONTRACTOR shall defend, save harmless, and indemnify SUPERINTENDENT and its officers, agents and employees from all liabilities and claims for damages for death, sickness or injury to persons or property including, without limitation, all consequential damages, from any cause whatsoever arising from or connected with its service hereunder, whether or not resulting form the negligence of CONTRACTOR, its agents or employees.

30. CONFLICTS OF INTEREST: CONTRACTOR agrees to furnish, upon request, to SUPERINTENDENT a valid copy of the most recently adopted partnership agreements or bylaws and articles of the corporation and also a complete and accurate list of the Governing Board of Directors ( or Trustees or Partners) and to timely update said information as changes in such governance occur. CONTRACTOR promises and attests that the CONTRACTOR and any Board of Directors of the CONTRACTOR shall avoid any actual or potential conflict of interest including, but not limited to, employment with SUPERINTENDENT.

31. TERM: The term of this agreement shall be from July 1, 1997, to and including June 30, 1998.

32. TERMINATION: This agreement may be terminated for cause. Cause shall include, but not be limited to, nonmaintenance of current nonpublic school/agency certification. To terminate this contract, either party shall give twenty (20) calendar days written notice. Upon termination without default of CONTRACTOR, SUPERINTENDENT shall pay, without duplication, for all services performed and expenses incurred to date of termination. In consideration of this payment, CONTRACTOR waives all right to any further payment or damage, and shall turn over to SUPERINTENDENT everything pertaining to its services hereunder, possessed by CONTRACTOR or under its control at the time of termination.

33. MODIFICATIONS AND AMENDMENTS: This contract may be amended only by the mutual written consent of the parties hereto, except that the SUPERINTENDENT may unilaterally amend the contract to accomplish the below-listed changes:

          a.       Increase in dollar amounts.
          b.       Administrative changes.
          c.       Changes as required by law.

          The parties hereto have executed this agreement by and through their duly authorized agents or representatives.

DALE S. HOLMES                              Advocate Schools
Riverside County                            22365 Barton Road, Suite 300
Superintendent of Schools                   119 South Mt. Vernon Avenue
                                            Grand Terrance, CA 92324-5172

Signed                                      Signed
       -------------------------                   -------------------------
              Deputy                                       Contractor


Date                                        Date
     ---------------------------                 ---------------------------

Approved as to form:                            ----------------------------
WILLIAM C. KATZENSTEIN                          Name and Title (Please Print)
Riverside County Counsel
                                                -----------------------------
By                                                Tax Identification Number
   --------------------------
Date
    -------------------------